EX - 99.1
                 Unaudited Restated Income Statement Information
                         Consolidated Concord EFS, Inc.
                 (in thousands, except earnings per share data)


                       3 months    3 months    3 months    3 months       Year
                        ended       ended       ended       ended        ended
                       3/31/99     6/30/99     9/30/99    12/31/99      12/31/99
                      ---------   ---------   ---------   ---------    ---------

Revenue               $182,335    $208,217    $231,253    $268,136     $889,941

Cost of Operations     128,484     146,974     162,838     193,445      631,741

Selling, General
& Administrative        14,941      15,194      15,988      15,202       61,325

Merger &
Acquisition Charges     34,810          -           -        1,379       36,189
                      ---------   ---------   ---------   ---------    ---------

     OPERATING INCOME    4,100      46,049      52,427      58,110      160,686

Interest income          5,282       5,521       7,071       9,856       27,730
Interest expense        (3,533)     (3,611)     (1,484)     (2,781)     (11,409)
                      ---------   ---------   ---------   ---------    ---------

  INCOME BEFORE TAXES    5,849      47,959      58,014      65,185      177,007

Income taxes             7,051      16,862      20,442      22,682       67,037
                      ---------   ---------   ---------   ---------    ---------

    NET INCOME (LOSS) $ (1,202)   $ 31,097    $ 37,572    $ 42,503     $109,970
                      =========   =========   =========   =========    =========

Per Share Data:

 Basic earnings
  (loss) per share      ($0.01)      $0.15       $0.18       $0.20        $0.53
                      =========   =========   =========   =========    =========

 Diluted earnings
  (loss) per share      ($0.01)      $0.15       $0.17       $0.19        $0.51
                      =========   =========   =========   =========    =========
 Weighted average
  basic shares
  outstanding          200,746     202,339     213,884     214,521      207,872
                      =========   =========   =========   =========    =========

 Weighted average
  diluted shares
  outstanding          208,350     209,823     220,660     221,589      215,117
                      =========   =========   =========   =========    =========

                 Unaudited Restated Income Statement Information
                         Consolidated Concord EFS, Inc.
                 (in thousands, except earnings per share data)

                                         3 months    3 months
                                           ended       ended
                                          3/31/00     6/30/00
                                         ---------   ---------

Revenue                                  $262,444    $294,941

Cost of Operations                        195,490     216,680

Selling, General
& Administrative                           14,508      14,024

Merger &
Acquisition Charges                           776          -
                                         ---------   ---------

     OPERATING INCOME                      51,670      64,237

Interest income                             9,210      10,255
Interest expense                           (2,064)     (2,236)
                                         ---------   ---------

  INCOME BEFORE TAXES                      58,816      72,256
                                         ---------   ---------

Income taxes                               20,898      25,782
                                         ---------   ---------

           NET INCOME                    $ 37,918    $ 46,474
                                         =========   =========

Per Share Data:

 Basic earnings
  per share                                 $0.18       $0.22
                                         =========   =========

 Diluted earnings
  per share                                 $0.17       $0.21
                                         =========   =========

 Weighted average
  basic shares
  outstanding                             214,665     214,811
                                         =========   =========

 Weighted average
  diluted shares
  outstanding                             219,998     221,570
                                         =========   =========